Exhibit 10.3

NINTH AMENDMENT TO OFFICE LEASE

This Ninth Amendment to Office Lease is made and entered into on this 26th day of May 2022 by and between SREH 2018 HOLDINGS LLC as successor in interest to SELIG REAL ESTATE HOLDINGS EIGHT L.L.C., a Washington Limited Liability Company, whose address is 1000 Second Avenue, Suite 1800, Seattle, Washington (hereinafter, the “Lessor”) and APTEVO THERAPEUTICS INC. successor in interest to Emergent Product Development Seattle, LLC whose address is 2401 Fourth Avenue, Suite 1050, Seattle, Washington (hereinafter, the “Lessee”).

A.Recitals

1.Lessor is the owner of the Fourth and Battery Building, located at 2401 Fourth Avenue, Seattle, Washington, 98121 (hereinafter, referred to as the “Building”).

2.Lessor and Lessee entered into a lease on the 28th day of April, 2003 which was subsequently amended on December 8, 2004 (First Amendment), February 1, 2006 (Second Amendment), February 2, 2007 (Third Amendment), June 7, 2012 (Fourth Amendment), December 21, 2010 (Fifth Amendment), July 17, 2012 (Sixth Amendment), December 5, 2014 (Seventh Amendment) and March 19, 2019 (Eighth Amendment).  The original lease and each subsequent amendment including this Ninth Amendment are collectively referred to hereinafter as the “Lease”.

3.Lessee and Lessor wish to modify certain terms and conditions as set forth herein. Lessor and Lessee hereby agree to amend the Lease on the terms and conditions set forth below.

TERMINATION OPTION

Lessee’s right to terminate the Lease early is hereby deleted in its entirety.

RENT

In consideration of Lessee foregoing their right to early termination, Lessee shall not be obligated to pay a total of six (6) months of base rent. No base rent shall be due for June and July, 2022, October and November, 2022 and February and March, 2023.

ENTIRE AGREEMENT:

This is the entire agreement between the parties relative to the subject matter of this Amendment. It cannot be modified or added without a writing signed by both parties. Except as expressly modified by the terms of this Amendment, all other provisions of the Lease remain in full force and effect. This Amendment may be executed by the parties hereto in one or more counterparts, all of which shall be valid and binding on the party or parties executing them and all counterparts shall constitute one and the same document for all purposes.

SIGNATURE BLOCK ONLY ON LAST PAGE

AGREED AND ACCEPTED:

SREH 2018 HOLDINGS LLC		APTEVO THERAPEUTICS INC.

	/s/ Martin Selig		/s/ Daphne Taylor
By:	Martin Selig	By:	Daphne Taylor
Its:	Manager	Its:	VP, Finance
Dated:	5/26/2022	Dated:	5/26/2022